                                                                  EXHIBIT 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of FPA Medical Management, Inc. on Form S-3 ("Registration Statement") of our report dated March 15, 1996, on our audits of the consolidated financial statements and schedules of Sterling Healthcare Group, Inc. as of December 31, 1994 and 1995, and for the year ended December 31, 1995, and for the period from June 1, 1994 to December 31, 1994, and on our audits of the financial statements and schedules of Sterling Health Care Group, Inc. and Sterling Healthcare, Inc. for the five months ended May 31, 1994, and for the year ended December 31, 1993 which report is included in the Annual Report on Form 10-K/A. We also consent to the inclusion in this Registration Statement of our report dated March 15, 1996 on our audits of the financial statements of Sterling Healthcare Group, Inc. and to the reference to our Firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.


Miami, Florida
January 17, 1996